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                                                                   Exhibit 10.29

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made to be effective as of January 1, 2002 (the "Effective Date") by and between Waddell & Reed, Inc., a Delaware corporation (the "Company"), and Robert L. Hechler ("Consultant").

     WHEREAS, Consultant has served as a President and a Director of the Company and has substantial knowledge and expertise concerning the business and affairs of the Company;

     WHEREAS, Consultant retired from his employment with the Company effective December 28th, 2001;

     WHEREAS, the Company desires to engage Consultant as an independent consultant to assist with the daily business and affairs of the Company and Consultant desires to provide such consulting services to the Company and its Affiliates;

     NOW, THEREFORE, in consideration of the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Consultant agree as follows:

     1.   CONSULTING SERVICES.

     (a) The Company hereby engages Consultant, and Consultant hereby agrees to be engaged by the Company, as an independent business consultant on the terms set forth herein. Consultant will provide the Company and its Affiliates (as defined below) with managerial and advisory services in the mutual fund, mutual fund underwriting and distribution and investment advisor financial planning areas (collectively, the "Services"). Consultant will provide the Services by telephone, telefacsimile, electronic mail or in person on an as-needed basis during regular business hours of the Company to the reasonable and good faith satisfaction of the senior management of the Company; provided that in no event shall Consultant be required to provide Services in excess of an aggregate of 500 hours during any single calendar year during the term of this Agreement. As used herein, "Affiliates" means any other person or entity controlling, controlled by or under common control with the Company.

     (b) Consultant expressly warrants and agrees to comply with the policies, procedures and guidelines established by the Company from time to time, to perform the Services faithfully and loyally and to the best of his abilities, and shall use his best efforts to promote the business of the Company. Consultant will perform the Services with the highest integrity and professional manner and will expend all reasonable efforts necessary to accomplish the Services diligently and in a timely manner. Consultant may accept employment with a third party during the term of this Agreement as long as Consultant continues to provide the Services as requested by the Company and otherwise complies with the terms and conditions of this Agreement.

     (c) In addition to providing the Services, Consultant intends to continue to serve as a member of Waddell & Reed Financial Inc.'s (an Affiliate of the Company) Board of Directors until the due election and qualification of his successor at the annual meeting of Waddell & Reed

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Financial, Inc.'s stockholders held in 2003, which is the scheduled termination of his term as a Director of Waddell & Reed Financial, Inc. Moreover, as additional consideration for entering into this Agreement, Consultant will work with the Chairman of the Board of the Waddell & Reed Advisors Funds, W & R Target Funds, Inc., Waddell & Reed InvestEd Portfolio, Inc. and W & R Funds, Inc. to ensure an orderly transition off of the respective Boards of Directors of these Fund companies. This agreement will be evidenced by a letter from the Consultant to the Chairman of the Fund companies of even date herewith.

     2. TERM. The term of this Agreement is five (5) successive years beginning on the Effective Date, unless terminated earlier as set forth in this
SECTION 2. Consultant voluntarily may terminate this Agreement at any time upon no less than thirty (30) days prior written notice to the Company. This Agreement shall terminate automatically with no action on the part of either party upon the occurrence of any of the following:

          (a)  Consultant dies;

          (b) Consultant becomes disabled and unable to perform his duties under this Agreement for an aggregate of ninety (90) days; or

          (c) the Company's Board of Directors terminates this Agreement for Cause.

     For purposes of this Agreement, "Cause" is defined to mean any of: (1) an act of fraud, dishonesty or embezzlement by Consultant against the Company; (2) misappropriation of the Company's assets by Consultant for personal use; (3) Consultant's gross negligence or willful misconduct in performing the Services hereunder; (4) Consultant's refusal to perform his duties under this Agreement which continues for a period of ten days after written notice thereof; (5) a material violation of Company policy by Consultant which violation is not cured within ten days after notice thereof; or (6) any other breach of any term or provision of this Agreement which breach is not cured within ten days after written notice thereof.

     3.   CONSULTING FEES AND EXPENSES.

     (a) From the Effective Date until this Agreement terminates, Consultant will be paid fees for the Services (collectively, the "Consulting Fees") of $250,000 per year, payable biweekly or semi-monthly in accordance with the payroll practices of the Company in effect from time to time.

     (b) If the Company requests Consultant to incur any out-of-pocket business expenses in connection with providing the Services, the Company shall reimburse Consultant for such expenses that are documented in accordance with the policies of the Company in effect from time to time. Upon the termination of this Agreement, the Company shall have no obligation to pay Consultant for any Services or reimburse any expenses of Consultant hereunder, except for the payment of Consulting Fees for Services rendered or reasonable out-of-pocket expenses incurred through the effective date of such termination.

     (c) The Consulting Fees shall be made without any withholdings or deductions, including without limitation, deductions or withholdings for social security, Medicare or income taxes, unless otherwise required by law. Consultant will be responsible for and will promptly

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pay any and all taxes owing in respect of the Consulting Fees paid hereunder and will indemnify, defend and hold harmless the Company against all such taxes and will comply with all governmental regulations with respect thereto, including the filing of all necessary returns and reports.

     4. RIGHT TO PURCHASE COMPANY VEHICLE. Consultant may purchase the vehicle that Company had provided for his business use while he was an employee at a price to be negotiated by the parties (the "Purchase Price"). Consultant may exercise such right by paying the Purchase Price to the Company on or before the Effective Date. Consultant and Company understand and agree that the vehicle is being sold on an "as is" basis and Company does not, and has not, made any warranties, representations or covenants whatsoever, either express or implied, with respect to the vehicle, including, but not limited to, warranties, representations or covenants relating to the workmanship, design, capacity, quality, condition, merchantability or fitness for any purpose. Consultant shall be solely responsible for the payment of any and all applicable taxes relating to the purchase and sale of the vehicle, including, but not limited to, any and all sales, compensating use and registration taxes.

     5.   CONFIDENTIAL INFORMATION.

     (a) As used herein, "Confidential Information" means all confidential or proprietary information, whether oral or written, now or hereafter developed, acquired or used by the Company and relating to the Company's business, or that of its Affiliates, that is not generally known to others in the Company's area of business, including, without limitation (to the extent confidential); (1) any trade secrets, work product, processes, analyses, know-how or other intellectual property of the Company; (2) the Company's advertising, product development, strategic and business plans and information; (3) the prices at which the Company has sold or offered to sell its products or services; and (4) the Company's financial statements and other financial information.

     (b) In the course of performing services for the Company prior to the date hereof as an employee of the Company and subsequent to the date hereof under this Agreement, Consultant has received or may receive or have access to commercially valuable Confidential Information. Consultant acknowledges and agrees that the Confidential Information (to the extent it can be owned) is and will be the Company's sole and exclusive property. Consultant will not use any Confidential Information for his own benefit or disclose any Confidential Information to any third party (except in the course of performing the Services under this Agreement), either during or subsequent to the term of this Agreement. When this Agreement terminates, Consultant will promptly deliver to the Company all documents, computer disks and other computer storage devices, and other papers and materials (including all copies thereof in whatever form) containing or incorporating any Confidential Information or otherwise relating to in any way to the Company's business, or that of its Affiliates, that are in his possession or under his control.

     6.   COVENANT NOT TO COMPETE.

     (a) In consideration of the Company's agreement to engage Consultant pursuant to this Agreement and Consultant's receipt of Confidential Information, Consultant hereby agrees that, during the period beginning on the Effective Date and ending one year after termination of this Agreement, he will not (except in the course of performing his authorized duties for the

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Company under this Agreement), directly or indirectly, on his own behalf or as an officer, director, employee, consultant or other agent of, or as a stockholder, partner or other investor in, any person or entity (other than the Company or its Affiliates):

               (1) engage in the mutual fund or financial planning industry (a "Competing Business") within the United States of America (the "Territory");

               (2) directly or indirectly influence or attempt to influence any customer or potential customer (which for purposes of this Agreement, shall mean any person or entity to which the Company or any of its Affiliates marketed its products or services during the six month period prior to any date of determination) located within the Territory to purchase goods, services or products related to a Competing Business from any individual, corporation, partnership, or other entity other than the Company or its Affiliates; or

               (3) employ, attempt to employ or solicit for employment in any position related to the conduct of a Competing Business in the Territory any individual who is an employee of the Company or any of its Affiliates at such time or was an employee of the Company or any of its Affiliates during the six months prior to any date of determination;

provided that the foregoing will not apply to any investment in publicly traded securities constituting less than ten percent (10%) of the outstanding securities in such class.

     (b) Consultant represents to the Company that he is willing and able to engage in businesses other than a Competing Business within the Territory and that enforcement of the restrictions set forth in this SECTION 6 are not be unduly burdensome to Consultant. Consultant acknowledges and agrees that the restrictions set forth in this SECTION 6 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, and Consultant agrees that the Company is justified in believing the foregoing.

     (c) If the provisions of this SECTION 6 are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographical area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.

     7. COVENANT OF NONDISPARAGEMENT. In consideration of the Company's agreement to engage Consultant pursuant to this Agreement and Consultant's receipt of Confidential Information, Consultant agrees and promises that, during the term of and after the termination of this Agreement (regardless of whether the Agreement is terminated for Cause, voluntarily by Consultant or otherwise), not to make any libelous, disparaging or otherwise injurious statements about or concerning the Company or any of its Affiliates, their officers, employees or representatives. Such prohibited statements include any statement that is injurious to the business or business reputation of any of the Company, its Affiliates or their employees or representatives, but does not include reasonable statements of disagreement that Consultant makes for the purpose of protecting or enforcing any of his rights or interests hereunder or

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defending against any claim or claims of the Company or its Affiliates, so long as such statements are not slanderous or libelous and are delivered in terms as would ordinarily be considered customary and appropriate.

     8.   CONSULTANT'S COOPERATION.

          (a) In consideration of the Company's agreement to engage Consultant pursuant to this Agreement and Consultant's receipt of Confidential Information, Consultant agrees and promises that, during the term of and after the termination of this Agreement (regardless of whether the Agreement is terminated for Cause, voluntarily by Consultant or otherwise), Consultant shall fully cooperate with the Company from time to time as reasonably requested by the Company concerning Consultant's information and knowledge with respect to the Company's business and with respect to legal proceedings or legal issues involving the Company or its Affiliates, including, without limitation, making himself available for depositions and trial as necessary in the opinion of the Company counsel. The Company will reimburse all reasonable travel or other expenses as may be incurred by Consultant in assisting the Company with respect to legal proceedings or legal issues involving the Company or its Affiliates. For purposes of this paragraph, Consultant agrees to make himself available to the Company on at least five (5) days' prior written notice.

          (b) Consultant further agrees that in the event he is subpoenaed or served with any legal process to produce or divulge, directly or indirectly, any testimony, documents or other information regarding the Company or any of its affiliates in any formal or informal judicial, administrative, or arbitration proceeding (including any interview, deposition, hearing and/or trial), Consultant will immediately notify the Company in writing at the address provided in Section 15 below, and deliver a copy of the subpoena or process to that address.

     9. RELATIONSHIP OF PARTIES. Consultant will perform the Services as an independent contractor. Consultant will not act or attempt to act or represent himself directly or by implication as an agent of the Company or any of its Affiliates or in any manner assume or create, or attempt to create, any obligation on behalf of, or in the name of the Company or its Affiliates. Consultant acknowledges and agrees that no employer-employee relationship exists or is intended to be created between Consultant and the Company. Consultant will indemnify, defend and hold harmless the Company and its Affiliates and its employees and agents, from and against any and all liabilities, claims, costs or expenses arising out of or in connection with any personal injury, death or property damage caused by or arising from any acts or omissions of Consultant or his agents while performing the Services. Consultant hereby expressly waives for himself, his dependents, heirs and legal representatives, any and all claims to receive any benefit under any employee benefit plan or program of the Company or its Affiliates, except for such benefits that Consultant or any such person is entitled to receive in connection with Consultant's former employment relationship or current directorship with the Company or its Affiliates.

     10. STOCK REPURCHASES. During the term of this Agreement, upon the prior written request of Consultant, the Company will repurchase for cash shares of Waddell & Reed Financial, Inc. Class A common stock (the "Common Stock") owned by Consultant at Fair

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Market Value on the date of purchase, or at a price agreed to by both parties, in a private transaction. As used herein, "Fair Market Value" means the per share closing price of the Common Stock on the New York Stock Exchange or such other national exchange on which the Common Stock is then traded. Consultant will cooperate and provide the Company with any and all documents, representations and information in connection with such repurchase as the Company may reasonably request. Consultant agrees to comply at all times with all federal and state securities laws and regulations.

     11. STOCK OPTION RESTORATION PROGRAM. During the term of this Agreement, Consultant will remain eligible to participate in the Company's Stock Option Restoration Program (the "SORP"), administered annually on August 1st or the next successive business day, pursuant to, and upon satisfaction of, the terms of the SORP as contained in the Company's stock option plans or participant forms.

     12. INJUNCTIVE RELIEF. Notwithstanding the provisions of SECTION 20, Consultant acknowledges and agrees that the Company would be irreparably harmed by any violation of Consultant's obligations under SECTION 5, 6, 7 or 8 and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to seek injunctive and other equitable relief to prevent or enjoin any such violation, in aid of arbitration. In connection therewith, Consultant agrees to submit to the personal jurisdiction of the courts of the State of Kansas for any injunction proceeding initiated by the Company. Employee further acknowledges that venue is proper in courts sitting in Johnson County, Kansas for this purpose.

     13. SEVERABILITY. In addition to SECTION 6(C) hereof, any provision or portion of a provision of this Agreement that is held to be invalid or unenforceable will be severable, and this Agreement will be construed and enforced as if such provision, or portion thereof, did not comprise a part hereof, and the remaining provisions or portions of provisions will remain in full force and effect. In lieu of each invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

     14. GOVERNING LAW. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Kansas, without giving effect to any conflict-of-laws, rule or principle that might require the application of the laws of another jurisdiction.

     15. NOTICE. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by facsimile or by overnight courier service or three (3) business days after being sent by mail, postage prepaid, to the parties at the following addresses (or to the attention of another person or address as a party may provide by notice in accordance with this SECTION 15)

                           IF TO THE COMPANY:

                                    Waddell & Reed Financial, Inc.
                                    6300 Lamar Avenue
                                    Overland Park, KS  66202
                                    Facsimile:  (913) 236-2379

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                                    Attn:  General Counsel
                           IF TO CONSULTANT:

                                    Robert L. Hechler
                                    6027 Lockton Lane
                                    Fairway, KS  66205

     16. ASSIGNMENT. The Services to be performed hereunder are personal to Consultant and may not be assigned by any act or omission by Consultant, by operation of law or otherwise. Without the consent or prior knowledge of Consultant, the Company may assign this Agreement to any Affiliate or to any person or entity acquiring all or substantially all of the Company's assets, its Affiliate's assets, its business or any of its Affiliate's business, whether by merger, acquisition or otherwise.

     17. MULTIPLE ORIGINALS. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered is an original. All counterparts together constitute one instrument.

     18. HEADINGS. The headings of this Agreement are for reference only, and do not affect the interpretation of this Agreement.

     19. ATTORNEYS' FEES. If any party brings an action to enforce this Agreement, the prevailing party will be entitled to recover, in addition to other damages it may be entitled to, its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. A party shall be considered the prevailing party if (a) it initiated the action and substantially obtains the relief it sought, either through a judgment or arbitration award or the losing party's voluntary action before arbitration, trial or judgment, (b) the other party withdraws its action without substantially obtaining the relief it sought, or (c) such party did not initiate the action and judgment is entered into for any party, but without substantially granting the relief sought by the initiating party or granting more substantial relief to the non-initiating party with respect to any counterclaim asserted by the non-initiating party in connection with such action.

     20. ARBITRATION. SUBJECT TO SECTION 12, TO THE EXTENT THAT THE PARTIES HERETO ARE UNABLE TO RESOLVE THEIR DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE PERFORMANCE, BREACH, VALIDITY, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT, CONSULTANT'S SERVICES AND/OR TERMINATION, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE OR BE ASSERTED UNDER FEDERAL, STATE OR LOCAL REGULATORY, STATUTORY OR COMMON LAW, WRONGFUL DISCHARGE, AND TORT (SUCH AS INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS, LIBEL, SLANDER, INVASION OF PRIVACY OR PERSONAL INJURY), THROUGH DISCUSSION AND NEGOTIATION, ALL SUCH DISPUTES AND CONTROVERSIES WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH TITLE 9 OF THE U.S. CODE (UNITED STATES ARBITRATION ACT) AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. A PARTY HERETO MAY INITIATE ARBITRATION BY SENDING WRITTEN NOTICE OF ITS INTENTION TO ARBITRATE TO THE OTHER PARTIES HERETO AND TO THE AAA OFFICE LOCATED IN CHICAGO, ILLINOIS. SUCH WRITTEN NOTICE WILL CONTAIN A DESCRIPTION OF THE DISPUTE AND THE REMEDY SOUGHT. THE ARBITRATION WILL BE CONDUCTED AT THE OFFICES OF THE

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AAA IN CHICAGO, ILLINOIS BEFORE AN INDEPENDENT AND IMPARTIAL ARBITRATOR
ACCEPTABLE TO THE PARTIES HERETO. IN THE EVENT THAT THE PARTIES HAVE NOT MUTUALLY AGREED ON AN ACCEPTABLE ARBITRATOR WITHIN THIRTY (30) DAYS AFTER THE DEMAND FOR ARBITRATION IS FILED, THE ARBITRATOR SHALL BE APPOINTED IN THE MANNER PROVIDED BY SECTION 13 OF THE COMMERCIAL ARBITRATION RULES OF THE AAA. THE DECISION OF THE ARBITRATOR WILL BE FINAL AND BINDING ON THE PARTIES HERETO AND THEIR SUCCESSORS AND ASSIGNEES. THE PARTIES HERETO INTEND THAT THIS AGREEMENT TO ARBITRATE BE IRREVOCABLE.

     IN PROVIDING A REMEDY UNDER THIS SECTION 20, THE PARTIES AGREE THAT THE ARBITRATOR SHALL NOT AWARD PUNITIVE DAMAGES AGAINST ANY PARTY, AND THE PARTIES HEREBY MUTUALLY WAIVE ANY CLAIM FOR PUNITIVE DAMAGES, WHICH MAY BE AWARDED IN CONNECTION WITH ANY DISPUTE SUBJECT TO ARBITRATION UNDER THIS AGREEMENT.

     21. ENTIRE AGREEMENT. This Agreement embodies the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior and contemporaneous oral understandings or agreements between the parties that are related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Consultant.

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     IN WITNESS WHEREOF, Consultant and the Company have each placed their signatures as of December 28th, 2001.

                                        WADDELL & REED, INC.


                                        By:  /s/ John E. Sundeen, Jr.
                                             ------------------------
                                             John E. Sundeen, Jr.
                                             Senior Vice President & Treasurer


                                        CONSULTANT:

                                             /s/ ROBERT L. HECHLER
                                             ----------------------
                                             Robert L. Hechler

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